Exhibit 99.1

MANITEX INTERNATIONAL ANNOUNCES

NEW BOARD OF DIRECTORS APPOINTMENT

Bridgeview, IL, June 18, 2024 – Manitex International, Inc. (NASDAQ: MNTX) (“Manitex” or the “Company”), a leading international provider of truck cranes, specialized industrial equipment, and construction equipment rental solutions to infrastructure and construction markets, today announced that, effective June 17, 2024, Shinichi Iimura has resigned from the Company’s Board of Directors. Mr. Iimura resigned for personal health reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company has appointed Takashi Fukui to the Board of Directors to replace Mr. Iimura, effective June 18, 2024.

“On behalf of the Board of Directors, I would like to express our sincere gratitude to Shinichi for his dedicated service and contribution to Manitex and wish him all the best,” said David Langevin, Executive Chairman. “We are pleased to welcome Takashi to the Board of Directors, a seasoned industry veteran with over 30 years of experience in the global heavy equipment industry. Takashi brings significant experience in global manufacturing, sales and distribution that will be invaluable as we continue to successfully execute on our Elevating Excellence transformation strategy.”

Mr. Fukui has meaningful experience in the heavy equipment industry with specialized expertise in international business, strategy, and manufacturing and distribution. Before joining Tadano in 2021, Mr. Fukui spent 30 years with Marubeni Corporation, mainly with its earth moving equipment business, with over 13 years of overseas assignments for distributor operations in the United Kingdom, Australia and Peru. Mr. Fukui concurrently serves on the Boards of Directors for Tadano’s subsidiaries in America, Australia, Singapore, Thailand and India.

ABOUT MANITEX INTERNATIONAL

Manitex International is a leading provider of mobile truck cranes, industrial lifting solutions, aerial work platforms, construction equipment and rental solutions that serve general construction, crane companies, and heavy industry. The company engineers and manufactures its products in North America and Europe, distributing through independent dealers worldwide. Our brands include Manitex, PM, Oil & Steel, Valla, and Rabern Rentals.

FORWARD-LOOKING STATEMENTS

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

IR CONTACT

Paul Bartolai or Noel Ryan

MNTX@val-adv.com